UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2008

ECLIPSYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24539	65-0632092
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Three Ravinia Drive Atlanta, Georgia	30346
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 847-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On February 8, 2008, the Compensation Committee of the Board of Directors of Eclipsys Corporation (“Eclipsys”) approved a base salary increase for Named Executive Officers as set forth below. These salary increases are effective as of February 11, 2008.

Name	Title	Increase in Annual Base Salary	New Annual Base Salary
R. Andrew Eckert	President and Chief Executive Officer	$150,000	$800,000

Robert J. Colletti	Senior Vice President and Chief Financial Officer	$25,000	$375,000

John E. Deady	Executive Vice President Client Solutions	$25,000	$475,000

John P. Gomez	Executive Vice President and Chief Technology Strategy Officer	$25,000	$475,000

The annual cash bonus target for Mr. Eckert, Eclipsys’ President and Chief Executive Officer, was also increased from $400,000 to $800,000. This annual cash bonus is contingent upon meeting specified corporate performance objectives and is not guaranteed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSYS CORPORATION

Date: February 14, 2008	By:	/s/ Robert M. Saman
Robert M. Saman
Assistant General Counsel and Assistant Corporate Secretary